Media Inquiries: Investor Inquiries: Debbie Lewandowski Peter Schuman 630-245-2720 669-242-8098 deblewan@avaya.com pschuman@avaya.com Avaya Reports First Quarter Fiscal 2018 Financial Results Combined First Quarter Fiscal 2018(1):  Revenue of $752 million, Non-GAAP(2) revenue of $775 million  Net income of $3,214 million, non-GAAP(2) net loss of $68 million  Adjusted EBITDA of $206 million(2) or 26.6% of non-GAAP revenue  Emerged from chapter 11 on December 15, 2017 and listed on the New York Stock Exchange on January 17, 2018 Santa Clara, Calif., — Mar. 1, 2018 – Avaya Holdings Corp. (NYSE: AVYA) today reported financial results for the first quarter of fiscal 2018 ended December 31, 2017. Due to the company’s emergence from chapter 11 proceedings, and adoption of fresh start accounting effective on December 15, 2017, the results for the quarter are required by GAAP to be presented separately as the predecessor period from October 1, 2017 through December 15, 2017 (inclusive of results prior to October 1, 2017, the “Predecessor” period) and the successor period from December 16, 2017 through December 31, 2017 (the “Successor” period). The application of fresh start accounting results in a new basis of accounting making the results of the Predecessor period not comparable to the results of the Successor period. We have, however, combined results of the Predecessor and Successor periods for discussion purposes as we believe it provides the most meaningful basis to analyze our results.(1) Revenue for the combined period from October 1, 2017 through December 31, 2017 (the “Combined First Quarter Fiscal 2018” (1)), was $752 million, including $3 million related to Avaya’s former Networking business, which was sold on July 14, 2017. Revenue for the fourth quarter fiscal 2017 ending September 30, 2017 was $790 million, including $5 million related to the Networking business, and $875 million for the first quarter fiscal 2017 ending December 31, 2016, including $66 million related to the Networking business. Non-GAAP revenue excluding the revenue of the Networking business for the Combined First Quarter Fiscal 2018 was $772 million, $13 million lower than the fourth quarter ending September 30 2017, representing a decline of approximately 2%, primarily as a result of seasonality and $37 million lower than the first quarter ending fiscal 2017, representing a decline of 5%, primarily as a result of the impact of the chapter 11 proceedings.

Gross margin for the Combined First Quarter Fiscal 2018 was 58.5%. Non-GAAP gross margin was 61.8%, a record percentage for a first quarter result, compared to 63.3% for the prior quarter and 61.7% for the first quarter of fiscal 2017. Operating income for the Combined First Quarter Fiscal 2018 was $38 million, compared to operating income of $69 million in the prior quarter and operating income of $70 million for the first quarter of fiscal 2017. Non-GAAP operating income for the first quarter of fiscal 2018 was $172 million, or a first quarter record 22.2% percentage of non-GAAP revenue, compared to $183 million for the prior quarter and $192 million for the first quarter of fiscal 2017. Net income for the Combined First Quarter Fiscal 2018 was $3,214 million, compared to net income of $27 million for the prior quarter, and a net loss of $103 million for the first quarter of fiscal 2017. The increase in net income for Combined First Quarter Fiscal 2018 was primarily related to execution of the reorganization plan and the impact of fresh start accounting. Non-GAAP net loss for the Combined First Quarter Fiscal 2018 was $68 million compared to non-GAAP net income of $162 million for the prior quarter and $19 million for the first quarter of fiscal 2017. For the Combined First Quarter Fiscal 2018, adjusted EBITDA was $206 million or 26.6% of non- GAAP revenue, compared to adjusted EBITDA of $225 million, or 28.5% of revenue, for the prior quarter and $238 million, or 27.2% of revenue, for the first quarter of fiscal 2017. Cash used for operating activities for the Combined First Quarter Fiscal 2018 was $374 million, compared to cash provided by operating activities of $166 million during the fourth quarter of fiscal 2017, and cash used for operations of $44 million during the first quarter of fiscal 2017. Cash and cash equivalents totaled $417 million as of December 31, 2017, compared to $876 million at the end of the prior quarter and $209 million at the end of the first quarter of fiscal 2017. The sequential change in cash and cash equivalents is primarily due to payments upon emergence from bankruptcy to former debt holders, Pension Benefit Guarantee Corporation, and other creditors, repayment of the Debtor-In-Possession loan facility, debt issuance costs and professional fees, offset by proceeds of a new term loan. “Our first quarter results represented a great start for the fiscal year and are a testimony to the loyalty and dedication of our customers, partners and employees who supported us this past year,” said Jim Chirico, president and CEO of Avaya. “These results demonstrate four straight quarters of revenue stabilization in the business. We continued to drive momentum by improving our industry- leading business model, generating over 10% of our revenue from the cloud. In addition, there were sequential increases in midmarket/SMB cloud seats of 41% and in cloud activations of 96%. We added over 1,300 new customers and more than 265 partners to our ecosystem. We utilized our new capital structure and announced the pending acquisition of Spoken Communications, further fueling our cloud momentum.”

1 The results for the period from October 1, 2017 through December 31, 2018, the “Combined First Quarter Fiscal 2018,” represent the sum of the reported amounts for the Predecessor period from October 1, 2017 through December 15, 2007 and the Successor period from December 16, 2017 through December 31, 2017. Refer to Supplemental Financial Information accompanying this press release for more information, including a reconciliation of combined results to our Predecessor and Successor results. 2 Non GAAP revenue, Non-GAAP gross margin, Non-GAAP operating income, Non-GAAP net income and Adjusted EBITDA are not measures calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Refer to Supplemental Financial Information accompanying this press release for more information, including a reconciliation of these measures to the most closely comparable measure calculated in accordance with GAAP. First Quarter Fiscal 2018 Highlights  Added over 1,300 new logos worldwide during the first fiscal quarter 2018, an increase of 6% sequentially.  Refreshed our management team, adding respected leaders with proven experience driving transformation and growth.  More than three million cloud seats and growing.  Launched dedicated Cloud Business Unit, concentrating cloud assets for agile solution delivery and growth.  Announced the acquisition of Spoken Communications, a leading innovator in Contact Center as a Service (CCaaS) solutions. The Spoken platform will speed Avaya’s ability to deliver a secure, reliable and highly scalable cloud platform for customers of all sizes, and its intellectual property will accelerate our move into Big Data, Machine Learning and AI.  Avaya Private Cloud Services revenue for the Enterprise market grew 3% sequentially.  Midmarket/SMB cloud business seats grew 41% quarter-over-quarter, and monthly recurring revenue (MRR) grew by 39% quarter-over-quarter.  Continued strength in our business model as a software & services company: o Software and services accounted for a record 82% of total revenue, up year-over- year from 76% o Recurring revenue represented over 57% of total revenue, up year-over-year from 53% o 89 deals over $1 million of Total Contract Value (TCV)  Showcased customer success stories with Avaya solutions across industries, and unveiled a Happiness Index on Blockchain at the GITEX Technology Week in Dubai.  A record 3,000 customers and partners attended the Avaya Engage 2018 conference, showcasing leading innovations and intelligent technologies such as AI, automated workflows, and advanced analytics to shape the connected world.  Introduced Avaya AVA™, a cloud based AI solution that goes beyond bots to automate and manage customer engagement through social media and messaging.  Listed on the New York Stock Exchange (NYSE) on January 17, 2018.

Second Quarter Fiscal 2018 Outlook  Revenue of $660-$680 million, non-GAAP revenue of $750-$770 million  GAAP operating loss of 16-20% of revenue, non-GAAP operating profit of 20-22% of non- GAAP revenue  Net loss $1.35-$1.55 per diluted share, non-GAAP net income $0.80-$0.90 per diluted share  Adjusted EBITDA of $180-$200 million or adjusted EBITDA margin of approximately 25% of non-GAAP revenue Fiscal Year 2018 Outlook  Revenue of $2,775-$2,900 million, non-GAAP revenue of $3,000-$3,100 million  GAAP operating loss of 4-6% of revenue, non-GAAP operating margin of 21-22% of non- GAAP revenue  Approximately $175 million of expected cash interest expense  GAAP net income $2,850-$2,950 million  Capital expenditures of $60-$75 million  Approximately 110 million basic and diluted shares outstanding  Adjusted EBITDA of $750-$800 million or adjusted EBITDA margin of approximately 25- 26% of non-GAAP revenue Avaya’s outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments, the pending Spoken acquisition, or other significant transactions that may be completed after March 1, 2018. Actual results may differ materially from Avaya’s outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below. Conference Call and Webcast Avaya will host a financial results webcast and conference call to discuss its financial results and Q&A at 6:00 AM PT/9:00 AM ET on March 1, 2018. On the call will be Jim Chirico, president and CEO, and Pat O’Malley, senior vice president and CFO. The call will be moderated by Peter Schuman, senior director of investor relations. To join the financial results live webcast and view supplementary materials, listeners should access the investor page of Avaya’s website https://investors.avaya.com. Following the live webcast, a replay will be available at the same web address in the event archives for a period of one year. To access the financial results live by phone, dial 866-393-4306 in the U.S. or Canada and +1-734- 385-2616 for international callers. Listeners should access the webcast or the call 10-15 minutes before the start time to ensure they are able to connect. A replay of the financial results live conference call will be available for 2 business days soon after the call by phone by dialing 855-859-2056 in the U.S. or Canada and +1-404-537-3406 for international callers, using the conference access code: 2438229. Links to this financial results press release and accompanying slides are available on the investor page of Avaya’s website https://investors.avaya.com. About Avaya Avaya is a global leader in digital communications software, services and devices for businesses of all sizes. Our open, intelligent and customizable solutions for contact centers and unified communications offer the flexibility of Cloud, on-premises and hybrid deployments. Avaya shapes intelligent connections and creates seamless communication experiences for our customers, and their customers. Our professional planning, support and management services teams help optimize solutions, for highly reliable and efficient deployments. Avaya Holdings Corp. is traded on the NYSE under the ticker AVYA. For more information, please visit www.avaya.com. Cautionary Note Regarding Forward-Looking Statements This document contains certain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," “our vision,” "plan," "potential," "preliminary," "predict," "should," "will," or “would” or the negative thereof or other variations thereof or comparable terminology and include, but are not limited to, second quarter fiscal 2018 and fiscal year 2018 outlook. The company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These factors are discussed in the company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission (the “SEC”), may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the company’s filings with the SEC that are available at www.sec.gov. The company cautions you that the list of important factors included in the company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. Successor Period from December 16, 2017 through December 31, 2017 Period from October 1, 2017 through December 15, 2017 Three months ended December 31, 2016 REVENUE Products 71$ 253$ 401$ Services 77 351 474 148 604 875 COSTS Products: Costs 33 84 145 Amortization of technology intangible assets 7 3 5 Services 30 155 190 70 242 340 GROSS PROFIT 78 362 535 OPERATING EXPENSES Selling, general and administrative 50 264 336 Research and development 9 38 62 Amortization of intangible assets 7 10 57 Restructuring charges, net 10 14 10 76 326 465 OPERATING INCOME 2 36 70 Interest expense (9) (14) (174) Other (expense) income, net (2) (2) 4 Reorganization costs, net - 3,416 - (LOSS) INCOME BEFORE INCOME TAXES (9) 3,436 (100) Benefit from (provision for) income taxes 246 (459) (3) NET INCOME (LOSS) 237$ 2,977$ (103)$ Predecessor Avaya Holdings Corp. Consolidated Statements of Operations (Unaudited in millions)

Successor Predecessor December 31, 2017 September 30, 2017 ASSETS Current assets: Cash and cash equivalents 417$ 876$ Accounts receivable, net 413 536 Inventory 124 96 Other current assets 230 269 TOTAL CURRENT ASSETS 1,184 1,777 Property, plant and equipment, net 306 200 Deferred income taxes, net 31 - Intangible assets, net 3,421 311 Goodwill 2,632 3,542 Other assets 53 68 TOTAL ASSETS 7,627$ 5,898$ LIABILITIES Current liabilities: Debt maturing within one year -$ 725$ Long-term debt, current portion 29 - Accounts payable 304 282 Payroll and benefit obligations 124 127 Deferred revenue 384 614 Business restructuring reserve, current portion 36 35 Other current liabilities 153 90 TOTAL CURRENT LIABILITIES 1,030 1,873 Long-term debt 2,867 - Pension obligations 793 513 Other postretirement obligations 215 - Deferred income taxes, net 444 32 Business restructuring reserve, non-current portion 34 34 Other liabilities 377 170 TOTAL NON-CURRENT LIABILITIES 4,730 749 LIABILITIES SUBJECT TO COMPROMISE - 7,705 TOTAL LIABILITIES 5,760 10,327 Commitments and contingencies Predecessor equity awards on redeemable shares - 7 Predecessor preferred stock, $0.001 par value, 250,000 shares authorized at September 30, 2017 Convertible Series B preferred stock; 48,922 shares issued and outstanding at September 30, 2017 - 393 Series A preferred stock; 125,000 shares issued and outstanding at September 30, 2017 - 184 - - STOCKHOLDERS' EQUITY (DEFICIT) - - 1 - Additional paid-in capital 1,642 2,389 Retained earnings (Accumulated deficit) 237 (5,954) Accumulated other comprehensive loss (13) (1,448) TOTAL STOCKHOLDERS' EQUITY (DEFICIT) 1,867 (5,013) TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT) 7,627$ 5,898$ Predecessor common stock, $0.01 par value; 750,000,000 shares authorized, 494,768,243 issued and outstanding at September 30, 2017 Successor common stock, $0.01 par value; 550,000,000 shares authorized, 110,000,000 issued and 109,794,137 outstanding at December 31, 2017 Successor preferred stock, $0.01 par value; 55,000,000 authorized, no shares issued or outstanding at December 31, 2017 Avaya Holdings Corp. (Unaudited; in millions, except share amounts) Consolidated Balance Sheets

Avaya Holdings Corp.
Condensed Statements of Cash Flows
(Unaudited; in millions)

	Successor Period from December 16, 2017 through December 31, 2017	Predecessor Period from October 1, 2017 through December 15, 2017	Non-GAAP Combined Three months ended December 31, 2017	Predecessor Three months ended December 31, 2016
Net cash provided by (used for):				
Net income (loss)	$ 237	$ 2,977	$ 3,214	$ (103)
Adjustments to net income (loss) for non-cash items	(225)	(3,410)	(3,635)	141
Changes in operating assets and liabilities	54	(7)	47	(82)
Operating activities	66	(440)	(374)	(44)
Investing activities	8	8	16	(15)
Financing activities	-	(102)	(102)	(57)
Effect of exchange rate changes on cash and cash equivalents	3	(2)	1	(11)
Net increase (decrease) in cash and cash equivalents	77	(536)	(459)	(127)
Cash and cash equivalents at beginning of period	340	876	876	336
Cash and cash equivalents at end of period	$ 417	$ 340	$ 417	$ 209

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Revenue
(Unaudited; in millions)

	Successor Period from Dec. 16, 2017 through Dec. 31, 2017	Predecessor Period from Oct. 1, 2017 through Dec. 15, 2017	Adj. for Fresh Start Accounting	Q118 Non-GAAP Combined Results	Predecessor Three Months Ended Dec. 31, 2016	Change Amount	Change Pct.	Change Pct., net of FX impact	Predecessor Three Months Ended Sept. 30, 2017	Predecessor Three Months Ended June 30, 2017	Predecessor Three Months Ended Mar. 31, 2017
Revenue by Segment											
Total ECS product revenue	71	253	6	330	401	(71)	-18%	-19%	343	345	348
AGS	77	351	17	445	474	(29)	-6%	-8%	447	458	456
Total revenue	$ 148	$ 604	$ 23	$ 775	$ 875	$ (100)	-11%	-13%	$ 790	$ 803	$ 804
Revenue by Geography											
U.S.	$ 71	$ 331	$ 23	$ 425	$ 466	$ (41)	-9%	-9%	$ 447	$ 435	$ 450
International:											
EMEA	42	166	-	208	234	(26)	-11%	-15%	194	204	202
APAC - Asia Pacific	19	57	-	76	90	(14)	-16%	-17%	79	88	77
Americas International - Canada and Latin America	16	50	-	66	85	(19)	-22%	-25%	70	76	75
Total International	77	273	-	350	409	(59)	-14%	-17%	343	368	354
Total revenue	$ 148	$ 604	$ 23	$ 775	$ 875	$ (100)	-11%	-13%	$ 790	$ 803	$ 804

Use of non-GAAP (Adjusted) Financial Measures

The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States of America ("GAAP"), including the combined three month period ending December 31, 2018 and financial measures labeled as "non-GAAP" or "adjusted."

Although GAAP requires that we report on our results for the periods October 1, 2017 through December 15, 2007 and December 16, 2017 through December 31, 2017 separately, management reviews the Company's operating results for the three months ended December 31, 2017 by combining the results of these two periods because such presentation provides the most meaningful comparison of our results. The company cannot adequately benchmark the operating results of the 16-day period ended December 31, 2017 against any of the previous periods reported in its condensed consolidated financial statements and does not believe that reviewing the results of this period in isolation would be useful in identifying any trends regarding the company’s overall performance. Management believes that the key performance metrics such as revenue, gross margin and operating income when combined for the three months ended December 31, 2017 provide meaningful comparisons to other periods and are useful in identifying current business trends. We also present the measures non-GAAP revenue, non-GAAP gross margin, non-GAAP operating income, and non-GAAP net income as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP. We believe these non-GAAP measures are the most meaningful for comparisons to prior periods because they exclude the impact of earnings or charges noted in the table below that resulted from matters that we consider not to be indicative of our ongoing operations. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and maybe different from the non-GAAP financial measures used by other companies. In addition, these non- GAAP measures have limitation in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments described in our SEC filings. We believe that including supplementary information concerning adjusted EBITDA is appropriate because it serves as a basis for determining management and employee compensation. In addition, we believe adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. We also present EBITDA and Adjusted EBITDA because we believe analysts and investors utilize these measures in analyzing our results. Accordingly, adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, such as our pricing strategies, volume, costs and expenses of the organization and it presents our financial performance in a way that can be more easily compared to prior quarters or fiscal years. EBITDA and adjusted EBITDA have limitations as analytical tools. EBITDA measures do not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. Adjusted EBITDA excludes the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. In particular, our formulation of adjusted EBITDA allows adjustment for certain amounts that are included in calculating net income (loss), however, these are expenses that may recur, may vary and are difficult to predict. The estimate of adjusted EBITDA provided in this press release has been determined consistent with the methodology for calculating adjusted EBITDA as set forth in Avaya Holdings Corp. Form 10 for the fiscal year end September 30, 2017. Avaya believes that the presentation of all of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the company's performance by excluding certain items that may not be indicative of the company's core business, operating results or future outlook. Avaya’s management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the company's operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the company's performance to prior periods. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and have limitations as analytical tools in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. As such, these measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures. The following tables present Successor, Predecessor and combined results and reconcile GAAP measures to non-GAAP measures. We do not provide a forward-looking reconciliation of expected second quarter and full fiscal 2018 Adjusted EBITDA guidance as the amount of significance of special items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts:

Successor Period from December 16, 2017 through December 31, 2017 Period from October 1, 2017 through December 15, 2017 Three months ended December 31, 2016 Net income (loss) 237$ 2,977$ (103)$ Interest expense 9 14 174 Interest income - (2) - (Benefit from) provision for income taxes (246) 459 3 Depreciation and amortization 22 31 90 22 3,479 164 Impact of fresh start accounting adjustments 27 - - Restructuring charges, net 10 14 10 Sponsors' and other advisory fees 8 3 51 Reorganization items, net - (3,416) - Share-based and other compensation 1 - 2 Loss on disposal of long-lived assets - 1 - Costs in connection with certain legal matters - 37 - Change in fair value of warrant liability 5 - - Foreign currency gains, net (2) - (11) Pension/OPEB/nonretirement postemployment benefits and long-term disability costs - 17 21 Other - - 1 Adjusted EBITDA 71$ 135$ 238$ EBITDA Avaya Holdings Corp. Supplemental Schedule of Non-GAAP Adjusted EBITDA (Unaudited; in millions) Predecessor

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Reconciliations
(Unaudited; in millions)

	Successor	Predecessor		Predecessor			
	Period from Dec. 16, 2017 through Dec. 31, 2017	Period from Oct. 1, 2017 through Dec. 15, 2017	Combined Results	Three Months Ended Sept. 30 2017	June 30 2017	Mar. 31 2017	Dec. 31, 2016
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin							
Gross Profit	$ 78	$ 362	$ 440	$ 496	$ 493	$ 484	$ 535
Gross Margin	52.7%	59.9%	58.5%	62.8%	61.4%	60.2%	61.1%
Items excluded:							
Adj. for fresh start accounting			29	-	-	-	-
Amortization of technology intangible assets			10	4	5	6	5
Non-GAAP Gross Profit			$ 479	$ 500	$ 498	$ 490	$ 540
Non-GAAP Gross Margin			61.8%	63.3%	62.0%	60.9%	61.7%
Reconciliation of Non-GAAP Operating Income							
Operating Income (Loss)	$ 2	$ 36	$ 38	$ 69	$ (43)	$ 75	$ 70
Percentage of Revenue	1.4%	6.0%	5.1%	8.7%	-5.4%	9.3%	8.0%
Items excluded:							
Adj. for fresh start accounting			33	-	-	-	-
Amortization of intangible assets			27	38	62	62	62
Restructuring charges, net			24	8	8	4	10
Loss on disposal of long-lived assets			1	-	-	-	-
Impairment charges			-	-	120	-	-
Advisory fees			11	3	18	14	48
Share-based compensation			1	1	4	4	2
Costs in connection with certain legal matters			37	64	-	-	-
Non-GAAP Operating Income			$ 172	$ 183	$ 169	$ 159	$ 192
Non-GAAP Operating Margin			22.2%	23.2%	21.0%	19.8%	21.9%

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Reconciliation of Gross Profit and Gross Margin by Portfolio
(Unaudited; in millions)

	Successor Period from Dec. 16, 2017 through Dec. 31, 2017	Predecessor Period from Oct. 1, 2017 through Dec. 15, 2017	Combined Results	Predecessor Three Months Ended Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Products							
Revenue	$ 71	$ 253	$ 324	$ 343	$ 345	$ 348	$ 401
Costs	33	84	117	104	121	125	145
Amortization of technology intangible assets	7	3	10	4	5	6	5
GAAP Gross Profit	31	166	197	235	219	217	251
GAAP Gross Margin	43.7%	65.6%	60.8%	68.5%	63.5%	62.4%	62.6%
Items excluded:							
Adj. for fresh start accounting			7	-	-	-	-
Amortization of technology intangible assets			10	4	5	6	5
Non-GAAP Gross Profit			$ 214	$ 239	$ 224	$ 223	$ 256
Non-GAAP Gross Margin			64.8%	69.7%	64.9%	64.1%	63.8%
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Services							
Revenue	$ 77	$ 351	$ 428	$ 447	$ 458	$ 456	$ 474
Costs	30	155	185	186	184	189	190
GAAP Gross Profit	47	196	243	261	274	267	284
GAAP Gross Margin	61.0%	55.8%	56.8%	58.4%	59.8%	58.6%	59.9%
Items excluded:							
Adj. for fresh start accounting			22	-	-	-	-
Non-GAAP Gross Profit			$ 265	$ 261	$ 274	$ 267	$ 284
Non-GAAP Gross Margin			59.6%	58.4%	59.8%	58.6%	59.9%

Avaya Holdings Corp.
Reconciliation of GAAP to Non-GAAP results
Three months ended December 31, 2017
(Unaudited; in millions)

	Successor Period from December 16, 2017 through December 31, 2017	Predecessor Period from October 1, 2017 through December 15, 2017	Combined Results	Adj. for Fresh Start Accounting	Amortization of Intangible Assets	Restructuring Charges, net	Loss on Disposal of Long-lived Assets	Reorganization Items	Share-based and Other Comp	Costs in Connection with Certain Legal Matters	Advisory Fees	Non-GAAP Results	Q117 GAAP Results	Q117 Non-GAAP Results
Revenue														
Products	$ 71	$ 253	$ 324	$ 6	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ 330	$ 401	$ 401
Services	77	351	428	17								445	474	474
	148	604	752	23	-	-	-	-	-	-	-	775	875	875
Costs														
Products:														
Costs	33	84	117	(1)								116	145	145
Amortization of technology intangible assets	7	3	10		(10)							-	5	-
Services	30	155	185	(5)			-	-	-	-	-	180	190	190
	70	242	312	(6)	(10)	-	-	-	-	-	-	296	340	335
GROSS PROFIT	78	362	440	29	10	-	-	-	-	-	-	479	535	540
OPERATING EXPENSES														
Selling, general and administrative	50	264	314	(4)			(1)		(1)	(37)	(11)	260	336	286
Research and development	9	38	47									47	62	62
Amortization of intangible assets	7	10	17		(17)							-	57	-
Restructuring charges, net	10	14	24			(24)						-	10	-
	76	326	402	(4)	(17)	(24)	(1)	-	(1)	(37)	(11)	307	465	348
OPERATING INCOME	2	36	38	33	27	24	1	-	1	37	11	172	70	192
Interest expense	(9)	(14)	(23)									(23)	(174)	(174)
Other (expense) income, net	(2)	(2)	(4)									(4)	4	4
Reorganization items, net	-	3,416	3,416					(3,416)				-	-	-
(LOSS) INCOME BEFORE INCOME TAXES	(9)	3,436	3,427	33	27	24	1	(3,416)	1	37	11	145	(100)	22
Benefit from (provision for) income taxes	246	(459)	(213)									(213)	(3)	(3)
NET INCOME (LOSS)	$ 237	$ 2,977	$ 3,214	$ 33	$ 27	$ 24	$ 1	$ (3,416)	$ 1	$ 37	$ 11	$ (68)	$ (103)	$ 19

Source: Avaya Newsroom

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